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                                                     Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of Advanced Magnetics, Inc. on Form S-8 (File Nos. 33-8697, 33-13953, 33-40744, 33-46963, and 33-62522)
of our report, which includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards
No. 115, dated November 8, 1995, on our audits of the financial statements of Advanced Magnetics, Inc. as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.


                            COOPERS & LYBRAND LLP


Boston, Massachusetts
December 22, 1995